EXHIBIT 3.5
FORM OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACTIVANT SOLUTIONS HOLDINGS INC.
     Activant Solutions Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
     A. The name under which the Corporation originally was incorporated was Cooperative Computing Holding Company, Inc., and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 26, 1999.
     B. This Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”) and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.
     D. The text of the Corporation’s original Certificate of Incorporation is amended and restated in its entirety to read as follows:
ARTICLE I
     The name of the corporation is Activant Solutions Holdings Inc.
ARTICLE II
     The registered office of the Corporation in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III
     The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.
ARTICLE IV
     On the date that this Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) is filed with the Secretary of the State of Delaware (the “Effective Time”), each share of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time shall, automatically by operation of law and without any further action on the part of the Corporation or any holders of shares of capital stock of the Corporation, be converted into and become ___shares of validly issued, fully paid and non-assessable shares of the Common Stock of the Corporation authorized for issuance pursuant to this Certificate of Incorporation, and thereupon the authorized capital stock of the Corporation shall be as provided in the second paragraph of this Article IV below. No fractional shares of Common Stock shall be issued upon the conversion. If any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable upon the conversion, the Corporation shall, in lieu of issuing any fractional shares of Common Stock, pay to each stockholder who would otherwise be entitled to a fractional share an amount in cash equal to $___ per share multiplied by such fraction computed to the nearest whole cent.
     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ___shares, which shall consist of (a) ___shares of a class designated as common stock, par value $___ per share (the “Common Stock”), and (b) ___shares of a class designated as preferred stock, par value $___ per share (the “Preferred Stock”). The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock and the Preferred Stock as are follows:
     1. Common Stock
          (a) General. Each share of Common Stock shall have identical rights and privileges in every respect.
          (b) Voting. Each holder of shares of Common Stock shall be entitled to one vote per share with respect to all matters to be voted on by the Corporation’s stockholders. So long as any shares of Preferred Stock are issued and outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, voting as a separate class, amend, modify or repeal any provision of this Second Amended and Restated Certificate of Incorporation (including pursuant to any merger, consolidation or similar transaction) if such amendment, modification or repeal would adversely affect the powers, preferences or special rights of the Preferred Stock.
          (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled. For purposes of this paragraph (c), neither a consolidation or merger of the Corporation with one or more entities nor a sale or transfer of all or substantially all of the Corporation’s assets shall be deemed a liquidation, dissolution or winding up of the Corporation.
          (d) Dividends. Subject to the prior rights and preferences of the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, dividends may, in accordance with this Second Amended and Restated Certificate of Incorporation, be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).
     2. Preferred Stock
          (a) Designation. Except as otherwise provided herein, the Board of Directors is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional or other rights and such rights, preferences, privileges and restrictions thereon, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. Except as otherwise provided herein, the resolutions providing for the issuance of any such series of Preferred Stock may provide that such series shall rank senior to or on parity with any other series of Preferred Stock. Except as otherwise provided herein, the Board of Directors is also expressly authorized to increase the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series or to decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Preferred Stock.
          (b) Rank. The Preferred Stock shall rank senior to the Common Stock and to any other class or series of stock of the Corporation with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.
ARTICLE V
     The number of directors constituting the entire Board of Directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation; provided, that such number shall be no less than five (5) and no more than ten (10) members (plus such number of directors as may be elected from time to time pursuant to the terms of any Preferred Stock that may be issued and outstanding from time to time); provided, further, that the minimum or maximum number of directors constituting the entire Board of Directors may be changed only by an amendment to this Second Amended and Restated Certificate of Incorporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Class I initially shall be comprised of two directors, and each of Class II and Class III initially shall be comprised of three directors. The term of office of the Class I directors shall expire at the 2006 annual meeting of stockholders; the term of office of the Class II directors shall expire at the 2007 annual meeting of stockholders; and the term of office of the Class III directors shall expire at the 2008 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.
     The Board of Directors, acting by a majority vote of the directors then in office, may fill any newly created directorships or vacancies on the Board of Directors. Any additional directorships resulting from an increase in the number of directors shall be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Subject to the rights of any one or more classes or series of Preferred Stock to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled generally to elect directors, voting together as a single class. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at a meeting of stockholders held for the election of a director in a contested election, the removal of a director or the filling of a vacancy on the board of directors.
     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms hereof or the resolution or resolutions adopted by the Board of Directors pursuant to this section and applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.
ARTICLE VI
     Except as otherwise prohibited herein or by the DGCL, the Board of Directors shall have the power to adopt, amend and repeal the bylaws of the Corporation without a vote of the Corporation’s stockholders. Notwithstanding the foregoing, the Corporation’s bylaws may be amended by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of the Corporation entitled to vote generally then outstanding, voting together as a single class.
ARTICLE VII
     The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors is required to approve (i) any consolidation or merger of the Corporation, (ii) any sale or transfer of all or substantially all of the Corporation’s assets, (iii) any liquidation, dissolution or winding up of the Corporation or (iv) any voluntary petition in bankruptcy filed by the Corporation.
ARTICLE VIII
     No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
     Notwithstanding anything to the contrary contained herein, in the event that Hicks, Muse, Tate & Furst Incorporated or its affiliates, or any of their respective officers, directors, stockholders, partners or members (collectively, “Hicks Muse”), acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hicks Muse and the Corporation, Hicks Muse shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Hicks Muse pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.
ARTICLE IX
     The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article IX is in effect. Any repeal or amendment of this Article IX shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article IX. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law. As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
ARTICLE X
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article X, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.
ARTICLE XI
     Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called by the Board of Directors or by the Chairman of the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors, or by the Board of Directors upon a request by holders of at least twenty-five percent (25%) of the voting power of all shares of the Corporation entitled to vote generally in the at such special meeting, voting together as a single class.
ARTICLE XII
     Notwithstanding anything to the contrary herein, the affirmative vote of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of the Corporation entitled to vote generally then outstanding, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal each of Articles V, VI, IX, X and XI.
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     IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer of the Corporation as of ___ ___, 2006.

ACTIVANT SOLUTIONS HOLDINGS INC.

By:

Name:

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